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EXHIBIT 99.1



                                  ON2.COM INC.

                         1999 INCENTIVE AND NONQUALIFIED
                                STOCK OPTION PLAN
                              AMENDED AND RESTATED

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1.       PURPOSE

          The purpose of this Stock Option Plan (the "Plan") is to encourage and enable key employees (which term, as used herein, shall include officers), and directors, of On2.com Inc. or a parent (if any) or subsidiary thereof (collectively, unless the context otherwise requires, the "Company"), consultants, and advisors to the Company, and other persons or entities providing goods or services to the Company to acquire a proprietary interest in the Company through the ownership of common stock of the Company, and to provide members of the Company's executive management team and Board of Directors with an additional incentive to promote the success of the Company. As used herein, the term "parent" or "subsidiary" shall mean any present or future corporation which is or would be a "parent corporation" or "subsidiary corporation" of the Company as the term is defined in section 424 of the Internal Revenue Code of 1986, as amended (the "Code") (determined as if the Company were the employer corporation). Directors, consultants, advisors, and other persons or entities providing goods or services to the Company and entitled to receive options hereunder are hereinafter collectively referred to as the "Associates," and the relationship of the Associates to the Company is hereinafter referred to as an "association with" the Company. An employee or Associate to whom an option has been granted is referred to as a "Grantee." Such ownership will provide such Grantees with a more direct stake in the future welfare of the Company and encourage them to remain employed by or associated with the Company. It is also expected that the Plan will encourage qualified persons to seek and accept employment or association with the Company.

2.       ADMINISTRATION

                  (a) The Plan shall be administered by the Board of Directors (the "Board").

                  (b) As it applies to the administration of the Plan, a majority of the members of the Board shall constitute a quorum, and the action of a majority of the members of the Board present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all the members of the Board without holding a meeting, shall be deemed to be actions of the Board. All actions of the Board and all interpretations and decisions made by the Board with respect to any question arising under the Plan shall be final and conclusive and shall be binding upon the Company and all other interested parties. The Board may delegate any or all of its functions hereunder to a committee of the Board consisting of at least two Members, which committee shall conform to all applicable stock exchange requirements and requirements of law.

                  (c) Subject to the terms and conditions of the Plan, the Board shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority to (i) interpret and construe the Plan and to determine the terms of all options or Restricted Stock awards granted pursuant to the Plan, including, but not limited to, the persons to whom, and the time or times at which grants shall be made, the number of options or shares to be included in the grants, the number of options which shall be treated as incentive stock options (in the case of options granted to employees) as described in section 422 of the Code, the number of options which do not qualify as incentive stock options ("nonqualified options"), and the terms and conditions thereof; (ii) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and (iii) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

3.       ELIGIBILITY AND PARTICIPATION

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                  (a)      Key employees and Associates of the Company are
eligible to receive options and/or Restricted Stock. Each option or Restricted Stock award shall be granted, and the number of shares and the vesting schedule of such shares subject thereto shall be determined by the Board.

                  (b) Options and Restricted Stock awards shall be evidenced by written agreements which shall, among other things (i) designate the option as either an incentive stock option or a nonqualified stock option, (ii) specify the number of shares covered by the option or award;
(iii) specify the exercise price, determined in accordance with Section 7 hereof, for the shares subject to the option; (iv) specify the option period determined in accordance with Section 6 hereof; (v) specify the restrictions and conditions governing a Restricted Stock award; (vi) set forth specifically or incorporate by reference the applicable provisions of the Plan; and (vii) contain such other terms and conditions consistent with the Plan as the Board may, in its discretion, prescribe.

                  (c) Without limiting the generality of subsection (c) of this Section 3, the Board may, in its sole discretion and on such terms as it deems appropriate, require as a condition to the grant of an option to an employee or Associate that the employee or Associate surrender for cancellation some or all of the unexercised options that have been previously granted to him or her under the Plan or otherwise. An option, the grant of which is condition upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered option, may cover the same (or lesser or greater) number of shares as such surrendered option, may contain such other terms as the Board deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, prices, exercise period or any other term or condition of such surrendered option.

4.       SHARES SUBJECT TO THE PLAN

                  The stock to be offered and delivered under the Plan, pursuant to the grant of Restricted Stock or the exercise of an option, shall be shares of the Company's authorized Common Stock, no par value per share (the "Common Stock"), and may be unissued shares or reacquired shares, as the Board may from time to time determine. Subject to adjustment as provided in
Section 13 hereof, the aggregate number of shares to be delivered under the Plan shall not exceed five million five hundred thousand (5,500,000) shares. If an option or Restricted Stock award expires or terminates for any reason during the term of the Plan prior to the exercise thereof in full, the shares subject to but not delivered under such option shall be available for options or awards thereafter granted.

5.       INCENTIVE STOCK OPTIONS

                  (a) An option designated by the Board as an "incentive stock option" is intended to qualify as an "incentive stock option" within the meaning of section 422 of the Code. An incentive stock option shall be granted only to an employee of the Company.

                  (b) No incentive stock option shall provide any person with a right to purchase shares to the extent that such right first becomes exercisable during a prescribed calendar year and the sum of (i) the fair market value (determined as of the date of grant) of the shares subject to such incentive stock option which first become available for purchase during such calendar year, plus (ii) the fair market value (determined as of the date of grant) of all shares subject to incentive stock options previously granted to such person under all plans of the Company first become available for purchase during such calendar year exceeds $100,000.

                  (c) Without prior written notice to the Board, a Grantee may not dispose of shares acquired pursuant to the exercise of an incentive stock option until after the later of (i) the second anniversary of the date on which the incentive stock option was granted, or (ii) the first anniversary of the date on which the shares were acquired; PROVIDED, HOWEVER, that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in section 422(c)(3) of the Code, shall not be deemed to be such a disposition. The optionee shall make appropriate arrangements with the Company for any taxes which the Company is obligated to collect in connection with any disposition of shares acquired pursuant to the exercise of an incentive stock option, including any Federal, state or local withholding taxes.

                  (d) Should Section 422 of the Code be amended during the term of the Plan, the Board may modify the Plan consistently with such amendment.

6.       RESTRICTED STOCK AWARDS.

                  (a) The Board may make grants of Restricted Stock (as defined below) to eligible employees. Whenever the Board deems it appropriate to grant Restricted Stock, notice shall be given to the employee stating the number of shares

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of Restricted Stock granted and the terms and conditions to which the
Restricted Stock is subject. This notice, when accepted in writing by the Participant shall become an grant agreement between the Company and the Participant. Restricted Stock may be awarded by the Board in its discretion without cash consideration. As used herein, "Restricted Stock" shall mean Company Stock awarded upon the terms and subject to the restrictions set forth in this Section 6.

                  (b) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant's grant agreement have lapsed or been removed pursuant to paragraph (d) or (e) below or pursuant to Sections 11 or 12 below.

                  (c) Upon the acceptance by an employee of an award of Restricted Stock, such employee shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall be held by the Company until the restrictions lapse and the employee shall provide the Company with appropriate stock powers endorsed in blank.

                  (d) The Board shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (b) above shall lapse. The terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the employee.

                  (e) Notwithstanding the provisions of paragraph (b) above, the Board may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

                  (f) Each employee shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company, the aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with the lapse of restrictions on Restricted Stock. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such employee. As an alternative to making a cash payment to the Company to satisfy applicable withholding taxes, if the grant so provides, the employee may elect to (i) to deliver shares of Company Stock for which the employee has good title, free and clear of all liens and encumbrances and which such employee either (A) has held for at least six months, or (B) has purchased on the open market (valued at their fair market value, determined pursuant to Section 9) or (ii) to have the Company or appropriate Subsidiary retain that number of shares of Company Stock (valued at their fair market value) that would satisfy all or a specified portion of the applicable withholding taxes.

7.  TERM OF OPTION PERIOD

         The term during which options or Restricted Stock awards may be granted under the Plan shall expire on June 14, 2009 and the option period during which each option may be exercised shall, subject to the provisions of
Section 12 hereof, be during such period, expiring not later than the tenth anniversary (the fifth anniversary in the case of incentive stock options granted to a person who owns (within the meaning of section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company at the time such option is granted) of the date the option is granted, as may be determined by the Board.

8.  OPTION PRICE

          The price at which shares may be purchased upon exercise of a particular option shall be such price as may be fixed by the Board but in no event less than the minimum required in order to comply with any applicable law, rule or regulation and, in the case of incentive stock options, shall not be less than one-hundred percent (100%), or in the case of incentive stock options granted to an optionee who is a ten percent (10%) stockholder (within the meaning of Section 7 hereof), shall not be less than one-hundred and ten percent (110%), of the fair market value (as defined in Section 9) of such shares on the date such option is granted.

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9.       STOCK AS FORM OF EXERCISE PAYMENT; CASHLESS EXERCISE

                  (a)      Stock as Form of Exercise Payment.

                                    (i) At the discretion of the Board, a
Grantee who owns shares of Common Stock may elect to use such shares, with the value thereof to be determined as the "fair market value" of such shares on the day prior to the date of exercise of the option, to pay all or part of the option price required under the Plan.

                                    (ii) As used herein, "fair market value"
shall be deemed to be the closing price of the Common Stock on such day, if the Common Stock is then traded on a national securities exchange, or the closing bid price of the Common Stock on such day, if such stock is traded on the NASDAQ National Market System or Small-Cap Market System or, if not so traded, the average of the closing bid and asked prices thereof on such day.

                                    (iii) If the "fair market value" of such
shares cannot be determined pursuant to Section 9(a)(ii) above, the "fair market value" of such shares shall be determined in good faith (using customary valuation methods) by resolution of the members of the Board, based on the best information available to the Board.

                  (b)      Cashless Exercise.

                                    (i) A Grantee may exercise a vested
option, in whole or in part, at any time and from time to time, at or prior to the expiration date thereof, by surrendering it to the Company, together with a duly executed and completed exercise notice in the form attached to such Grantee's grant agreement. Upon a cashless exercise, the Grantee shall be entitled to receive that number of shares of the Common Stock of the Company equal to the quotient obtained by dividing ((A-B)*C) by A, where:

                                      A = The fair market value of one (1)
                                      share of the Common Stock of the
                                      Company on the date of exercise of
                                      the option;

                                      B = The per share exercise price; and

                                      C = The total number of shares of
                                      Common Stock of the Company subject
                                      to purchase upon exercise of the
                                      option.

If the above calculation results in a number less than one (1), then no shares of the Common Stock of the Company shall be issuable or issued pursuant to an exercise.

                                    (ii) As used herein, "fair market value"
shall have the meaning set forth in Section 8(a)(ii) above.

                                    (iii) Surrendered options shall be
canceled by the Company. In the event of a partial exercise, the Company will forthwith issue and deliver to the Grantee a new option of like tenor for the number of option shares represented by the option after giving effect to the partial exercise.

10.      EXERCISE OF OPTIONS

                  (a) Each option granted shall be exercisable in whole or in part at any time, or from time to time, during the option period as the Board may provide in the terms of such option; provided that the election to exercise an option shall be made in accordance with applicable federal and state laws and regulations.

                  (b) No option may at any time be exercised with respect to a fractional share.

                  (c) No shares shall be delivered pursuant to the exercise of any option, in whole or in part, until (i) such shares are qualified for delivery under such securities laws and regulations as may be deemed by the Board to be applicable thereto, (ii) such shares are listed on each securities exchange on which the Common Stock may then be listed, (iii) payment in full of the option price is received by the Company in cash or stock as provided in Section 9, and (iv) until payment in cash of any applicable withholding taxes is received by the Company. Unless prior to the exercise of the option the shares of the Common Stock issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the option to the Company to the effect that such shares are being acquired for

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investment and not with a view to the resale or distribution thereof or such other documentation as may be required by the Company unless in the opinion of counsel to the Company such representation, agreement, or documentation is not necessary to comply with the Act. No holder of an option, or such holder's legal representative, legatee, or distributee shall be or be deemed to be a holder of any shares subject to such option unless and until a certificate or certificates therefor is issued in his name.

11.      ACCELERATION OF VESTING

                  (a) An option shall automatically be vested and immediately exercisable in full, and any restrictions on Restricted Stock awards shall terminate, upon the occurrence of any of the following events:

                                    (i) Any person within the meaning of
                  Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), other than the Company, has become the beneficial owner, within the meaning of Rule 13d-3 under the 1934 Act, of thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities, unless such ownership by such person has been approved by the Board immediately prior to the acquisition of such securities by such person;

                                    (ii) The first day on which shares of the
                  Common Stock are purchased pursuant to a tender offer or exchange offer, unless such offer is made by the Company or unless such offer has been approved or not opposed by the Board;

                                    (iii) The stockholders of the Company have
                  approved (A) an agreement to merge or consolidate with or into another corporation and the Company is not the survivor of such merger or consolidation, or (B) an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation) (a "Corporate Transaction"). However, such option shall not automatically vest if and to the extent that (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option for the purchase of shares of the capital stock of the successor corporation, or; or (ii) such option is to be replaced with a cash incentive program of the successor corporation that preserves the spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option. The determination of option comparability under clause (i) above shall be made by the Board, and its determination shall be conclusive and binding.

                                    All such options shall terminate and cease
                  to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the successor corporation. Any such options that are assumed or replaced in the Corporate Transaction pursuant to items (i) and (ii) of the preceding paragraph and do not otherwise accelerate at that time shall be accelerated in the event the holder's employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the successor corporation for Cause or by the holder voluntarily without Good Reason. Notwithstanding the foregoing, no Incentive Stock Option shall become exercisable pursuant to this Section 11(a)(iii) without the holder's consent, if the result would be to cause such Option not to be treated as an incentive stock option.

                                    As used herein, "Cause" means dishonesty,
                  fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Board (or the administrator of any substituted plan), and its determination shall be conclusive and binding. "Good Reason" means the occurrence of any of the following events or conditions: (i) a change in the holder's title or position that is accompanied by a reduction in the holder's annual base salary, except in connection with the termination of the holder's employment for Cause, for Disability or as a result of his or her death, or by the holder other than for Good Reason; (ii) the successor corporation's requiring the holder (without the holder's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on successor corporation business; or (iii) any material breach by the successor corporation of any provision of the plan.

                                    (iv) During any period of two consecutive
                  years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the

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                  election or the nomination for the election by the Company's stockholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

                  (b) Other than upon the occurrence of any of the events described in Section 11(a), the Board shall have the authority at any time or from time to time to accelerate the vesting of any individual option and to permit any stock option not theretofore exercisable to become immediately exercisable.

12.      TRANSFER OF OPTIONS

                  Options granted under the Plan may not be transferred except (i) with the prior written consent of the Company, (ii) by will or the laws of descent and distribution, (iii) pursuant to a domestic relations order, as defined by the Code or (iv) pursuant to Title I of the Employee Retirement Income Securities Act or the Rules thereunder. During the lifetime of the Grantee, options may be exercised only by such Grantee or by such Grantee's guardian or legal representative.

13.      TERMINATION OF EMPLOYMENT

                  (a) Except as specifically provided in this Section 13, if the Grantee's employment or association with the Company shall terminate for any reason before the option has vested in full, then the unvested portion of the option shall automatically terminate on the date of termination of employment or association and all rights and interests of the Grantee in and to such unvested portion shall thereupon terminate.

                  (b) After the date on which an incentive stock option vests, if the Grantee's employment by the Company is terminated for any reason, the incentive stock option shall be exercisable for the lesser of (i) three (3) months from the date of such termination of employment or (ii) the balance of such incentive stock option's term; PROVIDED, HOWEVER, that in the event that the termination is as a result of the death or Disability (within the meaning of section 22(e)(3) of the Code) of the Grantee, the incentive stock options held by such Grantee which were otherwise exercisable on the date of his termination of employment shall expire unless exercised by such Grantee, or, in the case of the death of a Grantee, by his heirs, legatees, or personal representatives, within a period of twelve (12) months after the date of termination of employment. In no event, however, shall any incentive stock option be exercisable after ten years from the date it was granted. Nothing in the Plan or in any option shall confer upon any Grantee the right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate the employment of a Grantee at any time. The Board's determination that a Grantee's employment has terminated and the date thereof shall be final and conclusive on all persons affected thereby.

                  (c) The Board may, if it determines that to do so would be in the Company's best interests, provide in a specific case or cases for the exercise of options which would otherwise terminate upon termination of employment with the Company for any reason, upon such terms and conditions as the Board determines to be appropriate.

                  (d) In the case of a Grantee on an approved leave of absence, the Board may, if it determines that to do so would be in the best interests of the Company, provide in a specific case for continuation of options during such leave of absence, such continuation to be on such terms and conditions as the Board determines to be appropriate. Leaves of absence for such period and purposes conforming to the personnel policy of the Company as may be approved by the Board shall not be deemed terminations or interruptions of employment.

14.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

                  (a) If the Company's outstanding common stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination, or exchange of shares or the like, or dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board in the aggregate number of shares available under the Plan and in the number of shares and price per share subject to outstanding options. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the holder of an option shall, after the occurrence of such a corporate event, be entitled to receive upon the exercise of his option the same number and kind of shares of stock or the same amount of property, cash, or securities as he would have been entitled to receive upon the happening of any such corporate event as if he had exercised such option and had been, immediately prior to such event, the holder of the number of shares covered by such option. All adjustments made pursuant to this paragraph to the terms or conditions of an incentive stock option shall be subject to the requirements of section 424 of the Code.

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                  (b)      Any adjustment in the number of shares shall apply
proportionately to only the unexercised portion of any option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares.

15.      TERMINATION, MODIFICATION, AND AMENDMENT

                  (a) The Plan shall terminate on June 14, 2009, which is ten (10) years from the earlier of the date of its adoption by the Board or the date on which the Plan is approved by the stockholders of the Company and no option shall be granted after termination of the Plan.

                  (b) The Plan may from time to time be terminated, modified, or amended by the affirmative vote of a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the plan, or pursuant to any other procedure allowed under applicable state law.

                  (c) The Board may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable including, without limitation, modifications to reflect changes in applicable law; PROVIDED, HOWEVER, that the Board shall not (i) modify or amend the Plan in any way that would disqualify any incentive stock option issued pursuant to the Plan as an incentive stock option as defined in section 422 of the Code or (ii) without approval by the affirmative vote of a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan, or pursuant to any other procedure allowed under applicable state law, increase (except as provided by Section 14) the maximum number of shares as to which options may be granted under the Plan.

                  (d) No termination, modification, or amendment of the Plan, may, without the consent of the Grantee, adversely affect the rights conferred by such option.

16.      GRANTS UNDER 1997 AND 1998 PLANS

                  Options granted under the Duck Corporation 1997 Amended and Restated Stock Option Plan or the Duck Corporation 1998 Stock Option Plan will continue to be governed by the terms of the plan pursuant to which they were granted unless such grantees agree that their grants will be governed by the terms of this Plan.

17.      SPECIAL PROVISIONS RELATING TO CALIFORNIA RESIDENTS

                  Notwithstanding anything to the contrary herein, the following provisions shall govern all options granted under the Plan to residents of the State of California (referred to herein as "California Options"). The following provisions are intended to comply with Rule
260.140.41 of the Regulations of the Department of Corporations of the State of California (the "California Regulations"). When issuing California Options, the Company shall indicate on the options that they are issued subject to these special provisions.

                  (a) The total number of shares granted pursuant to the Plan is as set forth in Section 4 of the Plan.

                  (b) The option price or purchase price of each Share optioned under the Plan under a California Option shall be determined by the Board at the time of the action for the granting of the option but shall not, in any event, be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock on the date of grant. With respect to any California Option granted to any person who owns stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company, the option price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

                  (c) The exercise period with respect to California Options shall not exceed one hundred twenty (120) months from the date of grant.

                  (d) California Options shall not be transferable other than by will or the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to "immediate family" as that term is defined in 17 C.F.R. 240.16a-1(e).

                  (e) In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Company's stock, the number of shares subject to a California Option shall be adjusted in accordance with the provision of Section 13 of this Plan.

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                  (f)      California Options shall, at a minimum, be
exercisable at a rate of twenty percent (20%) per year from the date of grant.

                  (g) Unless employment is terminated for cause as defined by applicable law, the terms of the Plan or option grant or a contract of employment, the right to exercise a California Option in the event of termination of employment with the Company, to the extent that the California Option is exercisable on the date of such termination of employment, is as follows: at least six (6) months from the date of termination if termination was caused by death or disability and at least thirty (30) days from the date of termination if termination was caused by other than death or disability.

                  (h) There shall be no California Options granted under the Plan later than ten (10) years from the date the Plan was adopted or the date the Plan is approved by the shareholders, whichever is earlier.

                  (i) The Plan shall be approved by the shareholders within twelve (12) months after the date of adoption of the Plan by the Board of Directors. No option may be exercised before shareholder approval is obtained.

                  (j) The Company will comply with Section 260.140.46 of the California Code of Regulations regarding information required to be received by employees of the Company residing in the State of California.

                  The provisions of subsection (a) of Section 11 shall not apply to California Options with the effect that there shall be no reference in the Plan to the acceleration of the exercise period for California Options in relation to mergers, consolidations and takeovers in which the Company is not the surviving entity.

18.      EFFECTIVE DATE

                  The Plan became effective on June 15, 1999 upon the adoption by the Board subject to the approval by the affirmative vote of the holders of a majority of the outstanding shares of the Company
[which occurred on ___, 2000]. All options granted prior to the date of such stockholder approval shall be subject to such approval.